UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): September 1, 2006 (August 31, 2006)

SigmaTel, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50391	74-2691412
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1601 S. MoPac Expressway

Suite 100

Austin, Texas 78746

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(512) 381-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 31, 2006, the compensation committee (“Compensation Committee”) of the board of directors of SigmaTel, Inc. (“SigmaTel”), approved and adopted the SigmaTel, Inc. Executive Change in Control Severance Plan (the “Plan”) which provides for certain benefits for certain designated executive officers of SigmaTel (and its subsidiaries) in connection with qualifying terminations of their employment within 12 months of a change in control.

The Plan was adopted by the Compensation Committee to provide for the continued dedication of designated executive officers regardless of the possibility or occurrence of a change in control by providing such designated executive officers with enhanced financial security in the event of a change in control. Participation in the Plan is limited to executive officers of SigmaTel (and its subsidiaries) who are designated as participants by the Compensation Committee, from time to time, and who agree to participate in the Plan. The Compensation Committee has designated the following executive officers as participants, subject to each of their execution and delivery to SigmaTel of an Agreement to Participate: Kevin Beadle, Senior

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Vice President, Worldwide Sales and Corporate Marketing; Stephan L. Beatty, Senior Vice President of the Integrated Components Group; Daniel P. Mulligan, Senior Vice President of Operations and Technology; Phillip E. Pompa, Senior Vice President of Portable Systems Group; Ross A. Goolsby, Vice President, Chief Financial Officer and Secretary; Melissa C. Groff, Vice President of Human Resources; Barry Bumgardner, Vice President and General Counsel; and, Jose Lau, Senior Vice President of SigmaTel Asia. Messrs. Beatty and Goolsby, each of whom is a named executive officer of SigmaTel, have agreed to participate in the Plan.

The Plan provides that a participant will receive the following severance benefits if within the 12 months following a change in control (as defined in the plan), the participant’s employment is terminated by SigmaTel for any reason other than cause, death, or disability (as defined in the Plan) or by the participant within 60 days after the participant has knowledge of the occurrence of good reason (as defined in the Plan):

•	a lump sum severance payment equal to the aggregate amount of the participant’s base salary for a period of 6 months;

•	payment by SigmaTel of applicable premiums for medical, dental disability and life insurance benefits as if the participant’s employment has not been terminated for 6 months; and

•	the vesting of the participant’s equity awards which were assumed or substituted for by the acquirer in the change in control shall be accelerated so that the participant shall receive 6 months additional vesting as of the date of the termination.

Participation in the Plan is conditioned upon the participants’ execution of an Agreement to Participate and payment of the foregoing severance benefits is conditioned upon the participant’s execution of a valid and effective general release of claims, the forms of which are attached to the Plan furnished as Exhibit 99.1 hereto.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the Plan, which is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	SigmaTel, Inc. Executive Change in Control Severance Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2006

SIGMATEL, INC.

By:	/S/ Ross A. Goolsby
Ross A. Goolsby
Vice President of Finance,
Chief Financial Officer and Secretary

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EXHIBIT INDEX

EXHIBIT NO.
99.1	SigmaTel, Inc. Executive Change in Control Severance Plan

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